UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

Icon Development, Inc.
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1066 West Hastings Street, Suite 2610, Vancouver, BC, Canada V6E 3X2
(Address of principal executive offices, including Zip Code)

(604) 684-4691
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2007, Icon Development, Inc. (“Icon”), Icon Acquisition Corporation (“Merger Sub”) and American Xeno, Inc. (“Xeno”) executed the Third Amendment to the Agreement and Plan of Merger dated June 14, 2007 (the “Third Amendment”), to amend the Agreement and Plan of Merger dated April 24, 2007 (the “Agreement”), by and among Icon, Merger Sub, Xeno, and the stockholders of Xeno, which sets forth the terms and conditions pursuant to which Merger Sub will merge with and into Xeno (the “Merger”). The Agreement was previously amended by the First Amendment to the Agreement, effective May 1, 2007, as reported on Icon’s Current Report on Form 8-K filed May 9, 2007, and by the Second Amendment to the Agreement, effective May 29, 2007, as reported on Icon’s Current Report on Form 8-K filed May 30, 2007.

The Third Amendment extends the closing date of Icon’s offering of units to on or before July 31, 2007.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Third Amendment itself, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Third Amendment to the Agreement and Plan of Merger dated June 14, 2007 among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON DEVELOPMENT, INC.

Date:	June 19, 2007	/s/ Wayne Smith
Wayne Smith
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Third Amendment to the Agreement and Plan of Merger dated June 14, 2007 among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.